UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
July 7, 2003

RELOCATE411.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	000-25591 (Commission File Number)	11-3462369 (IRS Employer ID No.)

142 Mineola Avenue, Suite 2D
Roslyn Heights, New York  11577
(516) 773-3085
(Address and Telephone Number of Registrant's Principal
Executive Offices and Principal Place of Business)

(Former name or former address, if changed since last report)

Item 4.   Changes in Registrant's Certifying Accountant.

(a)     Previous Independent Auditors:

(i)     On July 7, 2003, the Company replaced Marvin Kirschenbaum, CPA as the independent auditor for the Company and appointed Gately & Associates as the new independent auditor for the Company.

(ii)      During the one most recent fiscal year and interim period subsequent to November 30, 2002, there have been no disagreements with Marvin Kirschenbaum, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

(iii)      Marvin Kirschenbaum, CPA 's report on the financial statements for the year ended November 30, 2002 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles but included an explanatory paragraph reflecting an uncertainty because the realization of a major portion of the Company's assets is dependent upon its ability to meet its future financing requirements and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

(iv)      The Company has requested that Marvin Kirschenbaum, CPA furnish it with a letter addressed to the SEC stating whether it disagrees with the above statements. A copy of the letter to the SEC dated July 7, 2003, is filed as an Exhibit to the Form 8-K.

(b)     New Independent Accountants:

(i)      The Company engaged, Gately & Associates, 22 W. Lake Beauty Drive, Suite 307, Orlando, Florida 32806 as its new independent auditors as of July 7, 2003. Prior to such date, the Company did not consult with Gately & Associates regarding (I) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Gately & Associates, or (iii) any other matter that was the subject of a disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S- B.

Item 7.     Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Letter from Marvin Kirschenbaum, CPA

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

RELOCATE411.COM, INC.

By:   /s/    Darrell Lerner

Darrell Lerner
President

Date:   July 7, 2003